SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 6, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115




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ITEM 5. OTHER EVENTS

     On December 6, 2001, Calpine Corporation, the San Jose, Calif.-based independent power company, announced an agreement with Pacific Gas and Electric Company (PG&E), whereby PG&E has agreed to pay all of its outstanding payables owed to Calpine Corporation's qualifying facility (QF) affiliates for power deliveries made to PG&E during the period of December 1, 2000 through April 6, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

     99.0 Press  release  dated  December 6, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date: December 7, 2001


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EXHIBIT 99.0

NEWS RELEASE                                              Contact:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125

              CALPINE ANNOUNCES AGREEMENT ESTABLISHING PAYMENT PLAN
                     FROM PG&E FOR ALL PAST DUE RECEIVABLES

         Proposed Agreement Ensures Full Payment from PG&E by November 2002

     (SAN JOSE, CALIF.) December 6, 2001 -- Calpine Corporation [NYSE:CPN], the San Jose, Calif.-based independent power company, today announced it has entered into an agreement with Pacific Gas and Electric Company (PG&E), whereby PG&E has agreed to pay all of its outstanding payables owed to Calpine Corporation's qualifying facility (QF) affiliates (Calpine) for power deliveries made to PG&E during the period of December 1, 2000 through April 6, 2001. PG&E owes Calpine approximately $265 million, plus interest. Beginning December 31, 2001, PG&E will pay Calpine monthly principal and interest payments until the earlier of November 30, 2002, or the date when PG&E's plan of reorganization becomes effective. This agreement is subject to bankruptcy court approval. A hearing date is scheduled for December 21, 2001.

     The proposed agreement with PG&E establishes that interest will accrue at five percent per annum since the initial default dates of Calpine's QF contracts. All interest accrued since the initial default dates will be paid by December 31, 2001. Interest will continue to accrue on outstanding principal at this rate until PG&E has paid Calpine in full.

     Calpine sells power to PG&E under the terms of long-term QF contracts at eleven facilities, representing nearly 600 megawatts of electricity for northern California power customers.

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. The company currently has approximately 9,200 megawatts of base load and 1,900 megawatts of peaking capacity in operation, 17,100 megawatts under construction and 18,400 megawatts in announced development. Calpine's projects are located in 29 states in the United States, three provinces in Canada and in the United Kingdom. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) the assurance that the Company will develop additional plants, (iv) a competitor's development of a lower-cost generating gas-fired power plant, and (v) the risks associated with marketing and selling power from power plants in the newly competitive energy market, including volatility of commodity prices. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.